Exhibit A of Exhibit 10.1, Formosa Grande Prospect Agreement


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                                   Exhibit "A"
Attached to and made apart of that certain Exploration Agreement covering the Formosa Grande Project dated August 1, 1997, by and between Parallel Petroleum Corporation et al.


                 {Map outlining the Formosa Grande Project Area]